Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BillionToOne, Inc. of our report dated June 20, 2025, relating to the financial statements, which appears in BillionToOne, Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-290761).

/s/ PricewaterhouseCoopers LLP

Florham Park, New Jersey

November 6, 2025